Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”), dated as of July 12, 2021 (the “Execution Date”), is entered into by and between Sharing Economy International inc., (the “Company”), a corporation organized under the laws of Delaware, with its principal executive offices at Cornwall Centre, no. 85 Castle Peak Road, Castle Peak Bay, Tuen Mun, N.T., Hong Kong, and Strattner Alternative Credit Fund LP, (the “Investor”), a Delaware limited partnership, with its principal executive offices at 30 Wall Street, 8th Floor, 10005, New York, NY.

RECITALS:

A.	Pursuant to the Investment Agreement entered into by and between the Company and the Investor of this even date (the “Investment Agreement”), the Company has agreed to issue and sell to the Investor an indeterminate number of Common Shares of the Company, $0.0001 par value per share (the “Common Shares”), up to an aggregate purchase price of Five Million Dollars ($5,000,000).

B.	As an inducement to the Investor to execute and deliver the Investment Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “1933 Act”), and applicable state securities laws, with respect to the Common Shares issuable pursuant to the Investment Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing promises and the mutual covenants contained hereinafter and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION I DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” shall have the meaning set forth in the recitals.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Agreement” shall have the meaning set forth in the preamble.

“Claims” shall have the meaning set forth in Section 6.1.

“Common Shares” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preamble.

“Execution Date” shall have the meaning set forth in the preamble.

“Indemnified Damages” shall have the meaning set forth in Section 6.1.

“Indemnified Party” shall have the meaning set forth in Section 6.1.

“Indemnified Person” shall have the meaning set forth in Section 6.1.

“Investment Agreement” shall have the meaning set forth in the recitals.

“Investor” shall have the meaning set forth in the preamble.

“Investor’s Delay” shall have the meaning set forth in Section 3.5.

“New Registration Statement” shall have the meaning set forth in Section 2.3.

“Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

“Principal Market” shall mean Canadian Securities Exchange, Nasdaq Capital Market, the NYSE Amex, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTCQB, or whichever is the principal market on which the Common Shares of the Company are listed.

“Register,” ”Registered,” and “Registration” refer to the Registration effected by preparing and filing one (1) or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

“Registration Period” shall have the meaning set forth in Section 3.1.

“Registrable Securities” means (i) the Common Shares issuable pursuant to the Investment Agreement, (ii) the Common Stock set forth on Exhibit A hereto, and (iii) any shares of capital stock issuable with respect to such Common Shares, if any, as a result of any stock splits, stock dividends, or similar transactions, which have not been (x) included in the Registration Statement that has been declared effective by the SEC, or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act.

“Registration Default” shall have the meaning set forth in Section 3.3.

“Registration Statement” means the registration statement of the Company filed under the 1933 Act covering the Registrable Securities.

“Rule 144” means Rule 144 promulgated under the 1933 Act or any successor rule of the SEC.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Staff” shall have the meaning set forth in Section 2.3.

“Violations” shall have the meaning set forth in Section 6.1.

All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning ascribed to them as in the Investment Agreement.

SECTION II REGISTRATION

2.1 The Company shall use its best efforts to, within ninety (90) days of the Execution Date file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 or S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of up to $____________of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional Common Shares as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale ___________ shares of Registrable Securities, except to the extent that the SEC may require such share amount to be reduced as a condition of effectiveness.

2.2 The Company shall use commercially reasonable efforts to have the Registration Statement(s) declared effective by the SEC within one hundred twenty (120) days but no more than one hundred fifty (150) days after the Company has filed the Registration Statement(s), subject to any SEC comments or objections which may remain unresolved on or after the 150th day that prevent the effectiveness of such Registration Statement, which shall not be a default hereunder or under the Investment Agreement.

2.3 Notwithstanding the registration obligations set forth in Section 2.1, if the staff of the SEC (the “Staff”) or the SEC informs the Company that all of the unregistered Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly (i) inform the Investor and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC and/or (ii) withdraw the Registration Statement and file a new registration statement (the “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or S-1 to register for resale the Registrable Securities as a secondary offering. If the Company amends the Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company shall use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the Staff or SEC, one or more registration statements on Form S-3 or S-1 to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended, or the New Registration Statement. Additionally, the Company shall have the ability to file one or more New Registration Statements, without penalty or default, to cover the Registrable Securities once the Shares under the initial Registration Statement referenced in Section 2.1 have been sold.

2,4 Notwithstanding anything to the contrary herein, the Company shall not be obligated to file any Registration Statements with respect to Registrable Securities that have not been issued pursuant to the Investment Agreement prior to the expiration or termination of the Investment Agreement.

SECTION III RELATED OBLIGATIONS

At such time as the Company is obligated to prepare and file the Registration Statement with the SEC pursuant to Section 2, the Company shall effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, with respect thereto, the Company shall have the following obligations:

3.1 Upon the effectiveness of such Registration Statement relating to the Registrable Securities, the Company shall keep such Registration Statement effective until the earlier to occur of the date on which (A) the Investor shall have sold all the Registrable Securities actually issued under the Investment Agreement; or (B) the Investor has no right to acquire any additional Common Shares under the Investment Agreement; or (C) the Investor becomes eligible sell the Registrable Securities without volume limitations under Rule 144 (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Investor agrees to provide all information which it is required by law to provide to the Company, including the intended method of disposition of the Registrable Securities, and the Company’s obligations set forth in this Agreement shall be conditioned on the receipt of such information.

3.2 The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement. In the event the number of Common Shares covered by the Registration Statement filed pursuant to this Agreement is at any time insufficient to cover all of the Registrable Securities and subject to Section 2.4 hereof, the Company shall amend such Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within thirty (30) calendar days after the necessity therefor arises (based on the then Purchase Price of the Common Shares and other relevant factors on which the Company reasonably elects to rely), assuming the Company has sufficient authorized shares at that time, and if it does not, within thirty (30) calendar days after such shares are authorized. The Company shall use commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

3.3 As promptly as practicable after becoming aware of such event, the Company shall notify Investor in writing of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (“Registration Default”) and use all diligent efforts to promptly prepare a supplement or amendment to such Registration Statement and take any other necessary steps to cure the Registration Default (which, if such Registration Statement is on Form F-3, may consist of a document to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and to be incorporated by reference in the prospectus) to correct such untrue statement or omission, and make available copies of such supplement or amendment to the Investor. During the Registration Period, the Company shall also promptly notify the Investor (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when the Registration Statement or any posteffective amendment has become effective; (ii) of any request by the SEC for amendments or supplements to the Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, (iv) in the event the Registration Statement is No longer effective, or (v) if the Registration Statement is stale as a result of the Company’s failure to timely file its financials or otherwise

3.4 The Company shall use all commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor holding Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding concerning the effectiveness of the Registration Statement.

3.5 The Company shall permit the Investor and one (1) legal counsel, designated by the Investor, to review and comment upon the Registration Statement and all amendments and supplements thereto at least one (1) calendar day prior to their filing with the SEC. However, any postponement of a filing of a Registration Statement or any postponement of a request for acceleration or any postponement of the effective date or effectiveness of a Registration Statement by written request of the Investor (collectively, the “Investor’s Delay”) shall not act to trigger any penalty of any kind, or any cash amount due or any in-kind amount due the Investor from the Company under any and all agreements of any nature or kind between the Company and the Investor. The event(s) of an Investor’s Delay shall act to suspend all obligations of any kind or nature of the Company under any and all agreements of any nature or kind between the Company and the Investor.

3.6 The Company shall hold in confidence and not make any disclosure of information concerning the Investor unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (iv) such information is required to be submitted or disclosed in response to an SEC comment or pursuant to the 1933 Act and/or the 1934 Act, and the rules and regulations applicable thereto or (v) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order covering such information.

3.7 The Company shall use all commercially reasonable efforts to maintain designation and quotation of all the Registrable Securities covered by any Registration Statement on the Principal Market. If, despite the Company’s commercially reasonable efforts, the Company is unsuccessful in satisfying the preceding sentence, it shall use commercially reasonable efforts to cause all the Registrable Securities covered by any Registration Statement to be listed on each other national securities exchange and automated quotation system, if any, on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or system. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3.7.

3.8 If requested by the Investor, the Company shall (i) as soon as reasonably practical incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably determines should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably possible after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Investor.

3.9 The Company shall use all commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to facilitate the disposition of such Registrable Securities.

3.10 The Company shall otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

3.11 The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to the Registration Statement.

SECTION IV OBLIGATIONS OF THE INVESTOR

4.1 At least five (5) calendar days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor in writing of the information the Company requires from the Investor for the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities and the Investor agrees to furnish to the Company that information regarding itself, the Registrable Securities and the intended method of disposition of the Registrable Securities as shall reasonably be required to effect the registration of such Registrable Securities and the Investor shall execute such documents in connection with such registration as the Company may reasonably request. The Investor covenants and agrees that, in connection with any sale of Registrable Securities by it pursuant to the Registration Statement, it shall comply with the “Plan of Distribution” section of the then current prospectus relating to such Registration Statement.

4.2 The Investor, by its acceptance of the Registrable Securities, agrees to timely cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Investor has notified the Company in writing of an election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

4.3 The Investor agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3.4 or the first sentence of Section 3.3, the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.4 or the first sentence of Section 3.3.

SECTION V EXPENSES OF REGISTRATION

All legal expenses of the Company incurred in connection with registrations shall be paid by the Company.

SECTION VI INDEMNIFICATION

In the event any Registrable Securities are included in the Registration Statement under this Agreement:

6.1 To the fullest extent permitted by law, the Company, under this Agreement, will, and hereby does, indemnify, hold harmless and defend the Investor who holds Registrable Securities, the directors, officers, partners, employees, agents and representatives of, and each Person, if any, who controls, the Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to the restrictions set forth in Section 6.3 the Company shall reimburse the Investor and each such controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (i) shall not apply to a Claim arising out of or based upon a Violation which is due to the inclusion in the Registration Statement of the information furnished to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on (a) a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company or (b) the Indemnified Person’s use of an incorrect prospectus despite being promptly advised in advance by the Company in writing not to use such incorrect prospectus; (iii) any claims based on the manner of sale of the Registrable Securities by the Investor or of the Investor’s failure to register as a dealer under applicable securities laws; (iv) any omission of the Investor to notify the Company of any material fact that should be stated in the Registration Statement or prospectus relating to the Investor or the manner of sale; and (v) any amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the resale of the Registrable Securities by the Investor pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, the Company shall only be liable under this Section 6.1 for that amount of a Claim or Indemnified Damages as does not exceed _____________.

6.2 In connection with any Registration Statement in which Investor is participating, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act and the Company’s agents (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation is due to the inclusion in the Registration Statement of the written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement; and, subject to Section 6.3, the Investor shall reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall only be liable under this Section 6.2 for that amount of a Claim or Indemnified Damages as does not exceed greater of the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement, and with respect to any portion of the Registrable Securities that are unsold, the value of such unsold Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the resale of the Registrable Securities by the Investor pursuant to the Registration Statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus were corrected on a timely basis in the prospectus, as then amended or supplemented.

6.3 Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, the representation by counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one (1) separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such counsel shall be selected by the Investor, if the Investor is entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding affected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

6.4 The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

SECTION VII CONTRIBUTION

7.1 To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) No contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (ii) No seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities, or, if Registrable Securities are unsold, the value of such Registrable Securities.

SECTION VIII REPORTS UNDER THE 1934 ACT

8.1 After the Execution Date of the Registration Statement and with a view to making available to the Investor the benefits of Rule 144 that may at any time permit the Investor to sell securities of the Company to the public without registration, provided that the Investor holds any Registrable Securities that are eligible for resale under Rule 144, the Company agrees to:

a.	make and keep public information available, as those terms are understood and defined in Rule 144;

b.	file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.	furnish to the Investor, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, as applicable, and (ii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

SECTION IX MISCELLANEOUS

9.1 NOTICES. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:	Sharing Economy International Inc.
Cornwall Centre, no. 85 Castle Peak Road,
Castle Peak Bay, Tuen Mun, N.T.,
Hong Kong
ATTN: Lam Ka Man

If to the Investor:	Strattner Alternative Credit Fund LP
30 Wall Street, 8th Floor
New York, NY 10005
ATTN: Dr. Timo Bernd Strattner

With a copy	Kirton McConkie, P.C
(which shall not	50 East South Temple Street, Suite 400
constitute notice) to:	Salt Lake City, UT 84111
ATTN: C. Parkinson Lloyd, Esq.
plloyd@kmclaw.com

Each party shall provide five (5) business days prior written notice to the other party of any change in address or email address.

9.2 NO WAIVERS. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

9.3 NO ASSIGNMENTS. The rights and obligations under this Agreement shall not be assignable.

9.4 ENTIRE AGREEMENT/AMENDMENT. This Agreement and the Registered Offering Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are No restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Registered Offering Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. The provisions of this Agreement may be amended only with the written consent of the Company and Investor.

9.5 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all the parties had prepared the same.

9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

9.7 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.8 SEVERABILITY. In case any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

9.9 LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of New York without giving effect to any conflict of laws rule or principle that might require the application of the laws of another jurisdiction. Any dispute, claim, suit, action or other legal proceeding arising out of the transactions contemplated by this Agreement or the rights and obligations of each of the parties shall be brought only in a competent court in the State and City of New York or in the federal courts of the United States of America located in the Southern District of New York. The parties to this Agreement hereby irrevocably waive (i) any right to a jury trial and (ii) any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

9.10 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[Signature page follows.]

Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of the Registration Rights Agreement as of the date first written above. The undersigned signatory hereby certifies that he has read and understands the Registration Rights Agreement, and the representations made by the undersigned in this Registration Rights Agreement are true and accurate, and agrees to be bound by its terms.

STRATTNER ALTERNATIVE CREDIT FUND LP

By:	/s/ Timo Bernd Strattner
Name:	Timo Bernd Strattner
Title:

Sharing Economy International inc.

By:	/s/ Chan Che Chung Anthony
Name:	Chan Che Chung Anthony
Title:	Director